Exhibit 10.1

AGREEMENT

AGREEMENT entered into this 23rd day of December 2010, by and between the Entertainment Arts Research, Inc., a Nevada corporation (“EARI”) and Virtual Medical International, Inc., a Nevada corporation (the “Company”).
WHEREAS EARI owns 7,000,000 restricted shares of the Company’s common stock and 2,000,000 restricted shares of the Company’s preferred stock; and,
WHEREAS, each of the foregoing believes that it is in their best interest to prevent the sale of shares of common or preferred stock of the Company by EARI except on the terms and conditions set forth below.
NOW THEREFORE, in consideration of One Hundred Dollars ($100.00) receipt of which is hereby acknowledged by EARI and in further consideration of the mutual promises and covenants contained herein, it is agreed as follows:
1.           EARI, without the prior written consent of the Company, will not sell any shares of the Company’s common or preferred Stock for a period of four years from the date hereof.
2.           At the conclusion of the foregoing period it is agreed that EARI may sell its shares of common stock and preferred stock, provided such sale comply with applicable state and federal laws.
3.           The foregoing shall apply only to the shares of the Company’s common and preferred stock referred to above, and shall not apply to any shares of the Company’s common stock acquired by EARI in the after-market.
4.           This Agreement shall be binding upon the heirs, successors and assigns of the parties named herein.
5.           This Agreement may not be assigned, transferred or hypothecated to any third parties.
6.           A legend relating to this Agreement will be placed upon the certificates evidencing the 7,000,000 shares of common stock and the 2,000,000 shares of preferred stock.
7.           The parties hereto acknowledge that this agreement will have to be filed with the Securities and Exchange Commission.

8.           In the event of a breach of this Agreement by a party hereto, then one breaching party may sue to enforce the provisions hereof in any court of competent jurisdiction any may obtain an injunction or other appropriate relief to prevent the breach hereof, in addition to recovering monetary damages.
9.           In the event litigation is initiated for any reason, the prevailing party shall recover all of their costs together with a reasonable attorney’s fee.
10.           This agreement may be only amended in writing upon the approval of all parties hereto.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Entertainment Arts Research, Inc.

BY:	JONATHAN EUBANKS
Jonathan Eubanks, President

Virtual Medical International, Inc.

BY:	MARC SALLS
Marc Salls, President